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                                                                   EXHIBIT 21.1

                     SUBSIDIARIES OF SEALY MATTRESS COMPANY

1.       SEALY, INC.  (Ohio)
         a.   MATTRESS HOLDINGS INTERNATIONAL LLC  (Delaware)
2.       SEALY MATTRESS COMPANY OF PUERTO RICO  (Ohio)
3.       OHIO-SEALY MATTRESS MANUFACTURING CO., INC.  (Massachusetts)
4.       OHIO-SEALY MATTRESS MANUFACTURING CO.  (Georgia)
5.       SEALY MATTRESS COMPANY OF MICHIGAN, INC.   (Michigan)
6.       SEALY MATTRESS COMPANY OF KANSAS CITY, INC.  (Missouri)
7.       SEALY OF MARYLAND AND VIRGINIA, INC.  (Maryland)
8.       SEALY MATTRESS COMPANY OF ILLINOIS  (Illinois)
         a.   A. BRANDWEIN & COMPANY  (Illinois)
9.       SEALY MATTRESS COMPANY OF ALBANY, INC.  (New York)
10.      SEALY OF MINNESOTA, INC.  (Minnesota)
11.      SEALY MATTRESS COMPANY OF MEMPHIS  (Tennessee)
12.      NORTH AMERICAN BEDDING COMPANY  (Ohio)
13.      THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP  (Delaware)
14.      SEALY MATTRESS MANUFACTURING COMPANY, INC.  (Delaware)
15.      SEALY REAL ESTATE, INC.  (North Carolina)
16.      SEALY TEXAS MANAGEMENT, INC.  (Texas)
         a.   SEALY TEXAS HOLDINGS LLC  (North Carolina)
         b.   SEALY TEXAS LP  (Texas)
17.      SEALY TECHNOLOGY LLC  (North Carolina)
18.      WESTERN MATTRESS COMPANY  (California)
19.      MATTRESS HOLDINGS INTERNATIONAL B.V.  (The Netherlands)
         a.   SEALY CANADA, LTD.  (Alberta)
              1. GESTION, INC.  (Quebec)
         b.   ROZEN SRL  (Argentina)
         c.   SAPSA NEDERLAND B.V.  (Netherlands)
         d.   MATTRESS HOLDINGS SAS  (France)
              1. SAPSA BEDDING, SA  (France)
                 A.  SAPSA BEDDING, SpA  (Italy)
                 B.  SAPSA BEDDING, GmbH  (Germany)
                 C.  SAPSA BEDDING, SL  (Spain)
                 D.  SAPSA BEDDING, NL  (Belgium)
                     1. SAPSA BEDDING, NV (Holland)
20.      SEALY BRAZIL  (Brazil)
21.      SEALY KOREA, INC.           (Delaware)
22.      SEALY MATTRESS COMPANY MEXICO S. de R.L. de C.V.  (Mexico)
23.      SEALY SERVICIOS de MEXICO S. de R.L. de C.V.  (Mexico)
24.      SEALY COLCHONES de MEXICO S. de R.L. de C.V.  (Mexico)
25.      SEALY DESCANSO S.A.  (Spain)
26.      SEALY KURLON LTD.  (India)
27.      ADVANCED SLEEP PRODUCTS  (California)
28.      SEALY COMPONENTS-PADS, INC.  (Delaware)
29.      SEALY MATTRESS CO. OF S.W. VIRGINIA  (Virginia)